Exhibit 1

PROMISSORY NOTE

$1,000,000	August 3, 2006

        FOR VALUE RECEIVED, the undersigned Comvita New Zealand Limited (“Maker”) hereby promises to pay to the order of Derma Sciences, Inc. (“Payee”) on February 13, 2007 at the principal office of Payee in Princeton, New Jersey, United States, or such place as the holder may from time to time designate, the principal sum of One Million United States Dollars ($1,000,000 USD), together with interest at the annual percentage rate of two and one half percent (2.5%).

        This Promissory Note may be prepaid in full or in part at any time without premium or penalty.

        The Maker waives presentment, demand, notice of dishonor and protest, and agrees to pay all costs of collection, before and after judgment, including reasonable attorneys’ fees and legal expenses.

        The Promissory Note constitutes the Promissory Note under the Purchase Agreement dated August 3, 2006, between Maker and Payee, to which Agreement reference is hereby made for a statement of the terms under which the loan evidenced hereby was made.

        This Promissory Note is governed by the laws of the State of New Jersey, United States, and by the federal law in effect therein.

MAKER:
COMVITA NEW ZEALAND LIMITED
By:	/s/ Brett Hewlett
Brett Hewlett President and Chief Executive Officer